UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 8, 2003



                                 POKER.COM INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Florida                     0-29219             98-0199508
  -------------------------------    -----------------   -------------------
  (State or other jurisdiction of    (Commission File      (IRS Employer
  incorporation or organization)          Number)        Identification No.)



     Suite 630, 1188 West Georgia Street
     Vancouver, British Columbia, Canada                       V6E 4A2
   ---------------------------------------                   ----------
  (Address of principal executive offices)                   (Zip Code)



         Issuer's telephone number                         (604) 689-5998
           (including area code)
                                      -----



------------------------------------------         ----------------------------
(Former name, former address and former                   (Zip Code)
fiscal year, if changed since last report)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

Yes  [X]  No  [ ]


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

No events to report.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 8th 2003, the Board of Directors of the Company announced that it had delivered notice of termination to Trimon Systems Inc. ("Trimon") in relation to a Software Master License Agreement executed on July 31, 2001. The Company determined that the Trimon software was not providing the expected return on investment and that the Company should concentrate its' resources on its' patent pending Skill Poker system.

In accordance with the terms and conditions of the license, there was no expense relating to the termination. The Company will no longer be required to pay monthly maintenance fees and will curtail the operations of the existing casinos in the near future.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No events to report.

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

No events to report.

ITEM 5. OTHER EVENTS

No events to report.

ITEM 6. RESIGNATION OF REGISTRANTS DIRECTOR

No events to report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
---------
     1. Consent Resolution of the Board of Directors of the Company dated April 8, 2003.
     2.   News Release issued by the Company on April 8, 2003.

ITEM 8. CHANGE IN FISCAL YEAR

No events to report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKER.COM, INC.

  /s/ Mark Glusing
-----------------------------------
Mark Glusing, President

April 10, 2003
-----------------------------------
Date


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